Exhibit h(xii)

AMENDMENT AGREEMENT

Amending the terms of a Shareholder Servicing Agreement

This Amendment Agreement, made as of December 10, 2015, is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”), on behalf of each series of the Trust, and Baillie Gifford Overseas Limited (“BGOL”).

WITNESSETH:

The Trust (acting on behalf of certain series of the Trust) and BGOL entered into a shareholder servicing agreement on 1 January 2015, pursuant to which the Trust appointed BGOL to act as the shareholder servicer of ten series of the Trust (the “Shareholder Servicing Agreement”).

In accordance with Section 4 of the Shareholder Servicing Agreement, the parties now wish to amend the Shareholder Servicing Agreement to allow a new series of the Trust to appoint BGOL as shareholder servicer.

By executing this Amendment Agreement, the parties agree to be bound by the terms of the Shareholder Servicing Agreement as herein amended, as if the new series of the Trust was a party to the original Shareholder Servicing Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Shareholder Servicing Agreement as follows:

1.            Schedule A

Schedule A is deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, on behalf of each of The Emerging Markets Fund, The EAFE Fund, The International Equity Fund, The Global Alpha Equity Fund, The North American Equity Fund, The EAFE Choice Fund, The International Choice Fund, The EAFE Pure Fund, The Emerging Markets Bond Fund, The Long Term Global Growth Equity Fund and The Asia Ex Japan Fund

/s/ Peter Hadden
Name: Peter Hadden
Authority: President, Baillie Gifford Funds

BAILLIE GIFFORD OVERSEAS LIMITED	/s/ Graham Laybourn
Name: Graham Laybourn
Authority: Director, Baillie Gifford Overseas Limited

Schedule A

Funds and Effective Date

Fund	Effective Date
The International Equity Fund	January 1, 2015
The International Choice Fund	January 1, 2015
The EAFE Fund	January 1, 2015
The EAFE Choice Fund	January 1, 2015
The EAFE Pure Fund	January 1, 2015
The Emerging Markets Fund	January 1, 2015
The Global Alpha Equity Fund	January 1, 2015
The North American Equity Fund	January 1, 2015
The Emerging Markets Bond Fund	January 1, 2015
The Long Term Global Growth Equity Fund	January 1, 2015
The Asia Ex Japan Fund	December 10, 2015

BAILLIE GIFFORD FUNDS, on behalf of each of The Emerging Markets Fund, The EAFE Fund, The International Equity Fund, The Global Alpha Equity Fund, The North American Equity Fund, The EAFE Choice Fund, The International Choice Fund, The EAFE Pure Fund, The Emerging Markets Bond Fund, The Long Term Global Growth Equity Fund and The Asia Ex Japan Fund

/s/ Peter Hadden
Name: Peter Hadden
Authority: President, Baillie Gifford Funds

BAILLIE GIFFORD OVERSEAS LIMITED	/s/ Graham Laybourn
Name: Graham Laybourn
Authority: Director, Baillie Gifford Overseas Limited